Elverson National Bank
                                INSTRUCTION CARD
                               83 West Main Street
                          Elverson, Pennsylvania 19520

     This card serves to instruct The Bank of Lancaster County, N.A. (the "Trustee"), as trustee under the Elverson National Bank Employee Stock Ownership Plan (the "Plan"), to vote as designated all of the shares of preferred and common stock of Elverson National Bank, a national bank ("Elverson"), entitled to be voted by the undersigned participant (the "Participant") under the terms of such Plan with respect to the special meeting (the "Special Meeting") of shareholders of Elverson to be held at the Holiday Inn, Morgantown, Pennsylvania, on _________, 1998 and at any adjournment or postponement thereof. The undersigned, in giving such instructions, will act as named fiduciary for
(i) such shares that have been allocated to the account of the undersigned, (ii) a proportionate share of such shares that have been allocated to the accounts of other Participants in the Plan as to which the Trustee receives no instructions and (iii) a proportionate share of such shares held in the Plan that have not been allocated to any Participants in the Plan.

         (Continued and to be marked, dated and signed on reverse side)


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     THIS  CARD  WHEN  PROPERLY  EXECUTED  WILL BE  VOTED AS  INSTRUCTED  BY THE
UNDERSIGNED PARTICIPANT SUBJECT TO APPLICABLE LAW. IF NO INSTRUCTIONS ARE MADE, THE SHARES ALLOCATED TO THE UNDERSIGNED PARTICIPANT WILL BE VOTED BY THE TRUSTEE IN ACCORDANCE WITH THE TERMS OF THE PLAN AND APPLICABLE LAW.

     1. Proposal to approve and adopt the Amended Agreement and Plan of Merger, dated as of July 21, 1998, by and among National Penn Bancshares, Inc., a Pennsylvania corporation ("NPB"), National Penn Bank, a national banking association and a wholly owned subsidiary of NPB ("NP Bank"), and Elverson. A copy of the Merger Agreement is attached to the accompanying Proxy Statement as Annex A. As more fully described in the Proxy Statement, the Merger Agreement provides that:
          (i) Elverson will be merged with and into NP Bank (the "Merger"), with NP Bank continuing as the surviving corporation, and NP Bank will thereafter continue to be a wholly owned subsidiary of NPB; and (ii) each issued and outstanding share of Common Stock, par value $1.25 per share (collectively, the "Shares"), of Elverson, other than Shares owned by Elverson, NPB, NP Bank, any other wholly owned subsidiary of NPB or Shares held by shareholders of Elverson who properly exercise their dissenters' rights under the National Bank Act, will be converted, upon the consummation of the Merger, into the right to receive 1.46875 shares of common stock of NPB (subject to an exchange ratio adjustment).

                  FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

     2. In their discretion, to vote upon such other business as may properly come before the meeting.

                  FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

     Receipt of Notice of Special Meeting of Shareholders and the related Proxy Statement dated ______________, 1998 is hereby acknowledged.

     PLEASE SIGN, DATE AND RETURN THE INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE. THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ELVERSON.


                                            ____________________________________
                                            Dated

                                            ____________________________________
                                            Signature of Participant



NOTE:  PLEASE SIGN AS YOUR NAME APPEARS HEREIN.